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                                                                  Exhibit 3.1.1


                                                                   A361016
                                                                  ENDORSED
                            CERTIFICATE OF AMENDMENT                FILED
                                                            in the office of the
                         OF ARTICLES OF INCORPORATION OF      Secretary of State
                                                                of the State
                             DICON FIBEROPTICS, INC.            of California

                                                                 NOV  9 1988
                                                               MARCH FONG EU,
                                                             Secretary of State


        Gilles M. Corcos and Ho Shang Lee certify that they are the Vice President and Secretary, respectively, of DiCon Fiberoptics, Inc., a California corporation, and further certify that:

        1. Article IV of the Articles of Incorporation of this corporation is amended to read as follows:

                "This corporation is authorized to issue only one class of shares of stock which are designated common stock; and the total number of shares which this corporation is authorized to issue is 20,000,000."

        2. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

        3. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 9,360,000. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50% of the common stock.



                                       /s/ GILLES M. CORCOS
                                       -----------------------------------------
                                       Gilles M. Corcos, Vice President


                                       /s/ HO SHANG LEE
                                       -----------------------------------------
                                       Ho Shang Lee, Secretary


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        The undersigned each declare under penalty of perjury that the matters set forth in the foregoing certificate are true of his own knowledge.

        Executed at Fremont, California on April 24, 1988.



                                            /s/ GILLES M. CORCOS
                                            ------------------------------------
                                            Gilles M. Corcos



                                            /s/ HO SHANG LEE
                                            ------------------------------------
                                            Ho Shang Lee